EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUTING FIRM

We have issued our report dated June 24, 2009, with respect to the financial statements and supplemental schedules of the Navistar, Inc. 401(k) Plan for Represented Employees on Form 11-K for the year ended December 31, 2008. We hereby consent to the incorporation by reference of said report in the Registration Statement of Navistar, Inc. on Form S-8 (File No. 333-29739, effective June 20, 1997).

/s/ Grant Thornton LLP

GRANT THORNTON LLP

Chicago, Illinois

June 24, 2009